EXHIBIT 99.1

Certain information provided to and by
Goldman Sachs Credit Partners, L.P. and Credit Suisse First Boston

Pro forma for the recently announced acquisition of American Ref-Fuel Holdings Corp. (“ARC”), approximately 85% of Covanta Energy Corporation’s (“Covanta” or the “Company”) revenues will come from the domestic waste to energy business and approximately 70% of total pro forma revenue will be generated under contracts with a remaining term of at least 5 years.

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As of December 31, 2004, the size of Danielson Holding Corporation’s net operating loss carry forwards was estimated to be in excess of $500 million.

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Capitalization of Covanta and ARC on a Pro Forma Basis ($mm)

Pro Forma 9/30/04 Cap Table
	Cash	Debt	xLTM Adj.				xLTM Adj.
Capitalization	Amount	Amount	EBITDA [1]		Net Debt		EBITDA [1]
Project Level Restricted Cash	$364.0
ARC Non-recourse Project Debt		534.2	1.0	x
Covanta Non-recourse Project Debt		930.0	2.8

Total Non-recourse Project Debt	$364.0	1,464.2	2.8	x	$1,100.2	[4]	2.1x

Other Recourse Project Debt		251.2	3.3
ARC 6.26% Sr Nts due 2015		253.0	3.8
MSW I 8.500% Sr Sec Nts due 2010		200.0	4.2
MSW II 7.375% Sr Sec Nts due 2010		225.0	4.6

Total Project and Intermediate Debt	$364.0	$2,393.4	4.6	x	$2,029.4	[4]	3.9x

Covanta Corporate Level Unrestricted Cash	152.0
New First Lien Term Loan		250.0	5.1

Total First Priority Debt	$516.0	$2,643.4	5.1	x	$2,127.4	[4,5]	4.1x

New Second Lien Term Loan / Notes		450.0	5.9

Total Debt	$516.0	$3,093.4	5.9	x	$2,577.4		5.0x

Market Equity[2]		1,587.8	9.0

Total Capitalization	$516.0	$4,681.2

Selected Pro Forma Operating Assumptions and Credit Statistics

Assumed Adj. EBITDA/Interest	2.9	x
(Assumed Adj. EBITDA-CapEx)/Interest	2.6
Revenue	$1,166
Adjusted EBITDA	519
Capex[3]	53
Interest[6]	178

1. LTM Adjusted EBITDA of $519mm based on $277mm for ARC and an Adjusted EBITDA of $242mm for Covanta.

2. Represents market cap as of 2-Mar-05 pro forma for a cash equity contribution of $400mm.

3. See Investments in Facilities for Covanta, see Additions of PP&E for ARC.

4. Includes Project Level Restricted Cash of $364mm.

5. Includes Corporate Unrestricted Cash of $152mm.

6. Includes all the interest at MSW Energy Holdings LLC and MSW Energy Holdings II LLC.

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Asset Summary of Covanta and ARC on a Pro Forma Basis

Private		Initial Service	PPA	Waste	Gross
WTE Facility		Agreement	Expiration	Disposal	Electric
Location	State	Expiration	Date	(TPD)	Output (MW)		Technology

Fairfax	Virginia	2011	2015	3,000	79	[4]	Martin
SEMASS	Massachusetts	2005-2016	2015	2,700	79	[4]	RDF
Essex	New Jersey	2020	2021	2,700	70		DB
Hempstead	New York	2009	2009	2,505	72	[4]	DB
Indianapolis	Indiana	2008	2008	2,362	6	[3]	Martin
Niagara Falls	New York	2007-2012	2014	2,250	50	[3]	DB / RDF
Haverhill	Massachusetts	NA	2019	1,650	45		Martin
Onondaga[1]	New York	2015	2025	990	37		Martin
Alexandria	Virginia	2013	2023	975	22		Martin
Stanislaus	California	2010	2010	800	22		Martin
Huntington[1]	New York	2012	2012	750	24		Martin
Babylon	New York	2019	2019	750	17		Martin
SECONN	Connecticut	2015	2017	689	18		DB
Bristol	Connecticut	2014	2014	650	16		Martin
Marion	Oregon	2014	2014	550	13		Martin
Lake	Florida	2014	2014	528	14		Martin
Wallingford	Connecticut	2010	2010	420	11		Other
Warren[2]	New Jersey	2008	2013	400	12		Martin

Total				24,669	607

[1]	Facilities are limited partnerships
[2]	In bankruptcy.
[3]	Facility has been designed to export steam for sale.
[4]	Net electric output.

Public		Initial Service	PPA	Waste	Gross
WTE Facility		Agreement	Expiration	Disposal	Electric
Location	State	Expiration	Date	(TPD)	Output (MW)	Technology

Detroit	Michigan	2009	2008	2,832	68 [2]	RDF
Delaware[1]	Pennsylvania	2017	2016	2,688	79 [3]	RDF
Honolulu	Hawaii	2010	2015	2,160	57	RDF
Hartford	Connecticut	2012	2012	2,000	69	RDF
Montgomery	Maryland	2016	2006	1,800	63	Martin
Union[1]	New Jersey	2023	NA	1,440	42	Martin
Hennepin	Minnesota	2018	2018	1,212	39	Martin
Lee	Florida	2014	2015	1,200	37	Martin
Lancaster	Pennsylvania	2011	2016	1,200	33	Martin
Hillsborough	Florida	2007	2010	1,200	29	Martin
Pasco	Florida	2011	2024	1,050	30	Martin
Huntsville	Alabama	2016	2016	690	Steam	Martin
Kent	Michigan	2010	2022	625	17 [2]	Martin

Total				17,265	563

[1]	Facilities are under long term leases.
[2]	Facilities have been designed to export steam for sale.
[3]	Net electric output.

International Projects

The Company owns a series of fossil fuel based power projects which sell the electricity and steam they generate under long-term contracts or market concessions to utilities, governmental agencies providing power distribution, industrial users, or local governmental units. In select cases, such sales of electricity and steam may be provided under short-term arrangements as well. Similarly, the Company seeks to obtain long-term contracts for fuel supply from reliable sources.

Facility			Ownership
Location	Country	Gross MWs	(%)	Fuel	Offtaker

Quezon	Philippines	510	26%	Coal	Manilla Elec Co.
Haripur	Bangladesh	126	45%	Natural Gas	Governmental Agency
Madurai	India	106	77%	Fuel Oil	State Electricity Board
Samalpatti	India	106	60%	Fuel Oil	State Electricity Board
Huantai	China	36	60%	Coal	Provincial State Board
Yangiang	China	24	96%	Coal	Provincial State Board
Lin’an	China	24	60%	Coal	Provincial State Board
Trezzo[1]	Italy	18	13%	WTE	GRTN[2]
Rio Volcan	Costa Rica	17	1%	Hydroelectric	O & M Contracts
Don Pedro	Costa Rica	14	1%	Hydroelectric	O & M Contracts
Total		981

[1]	Covanta has a minority stake in Trezzo

[2]	Gestore della Rete di Transmission Nazionale (State owned national grid operator).

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Material Deleveraging

Due to Covanta’s stable and contracted cash flows, the Company will delever substantially over the coming years. In the next five years, scheduled principal repayments on existing debt total more than $900 million, all of which will be funded from operating cash flow.

Pro Forma Debt

Thus for the 18 privately owned facilities of Covanta and ARC, there is substantial deleveraging of owned assets. For Covanta, the ARC acquisition adds materially to its base of assets which it can continue to operate after existing contracts expire and project debt is paid off.

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Superior Operating History with Proven Technology

Covanta’s facilities utilize proven technology with a history of high availability. The vast majority of Covanta’s plants utilize the Martin technology and are characterized by high reliability, high energy efficiency and low emissions owing to modern combustion technology and highly effective flue gas cleaning systems. To date, Covanta has processed more than 132 million tons of waste in its facilities with an average availability of over 90%.

Covanta Average Availability

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Non-GAAP Financial Measures

The following summarizes unaudited non-GAAP financial measures for Covanta. Certain items are included in the Historical Financials below that are not measured under U.S. generally accepted accounting principles (“GAAP”) and are not intended to supplant other information provided by Covanta in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the Historical Financials set forth below. Adjusted EBITDA means, for any period, EBITDA plus additional items deducted from net income, as provided below, that have been made to EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. The presentation of Adjusted EBITDA is intended to enhance the usefulness of the financial information by providing a measure which management uses as an indicator of Covanta’s ability to meet financial covenants and to assess performance. Adjusted EBITDA for each of the periods set forth in the Historical Financials below is reconciled to net income, which is believed to be the most directly comparable measure of GAAP.

Historical Financials of Covanta

Covanta

					2001-2003
($ in millions)	2001	2002	2003	LTM 9/30/04	CAGR
Income Statement
Service	$561	$494	$499	$476
Electricity and Steam	232	289	278	241
Construction	63	42	13	3
Other	62	0	0	0
Total Revenues	$918	$826	$790	$721	(7.2%)
Plant Operating Expense	528	528	502	456
Construction Costs / Project Development	103	47	20	6
Depreciation and Amortization	78	77	72	69
SG&A	79	54	36	40
Net Interest on Project Debt	86	86	77	54
Write-downs of Assets Held for Use[1]	0	85	17	17
Write-downs of Assets Held for Sale	187	0	0	0
Cost of Goods Sold	37	0	0	0
Loss on Sale of Business	3	2	7	8
Total Operating Costs and Expenses	$1,102	$879	$730	$649
EBIT [2]	$(184)	$(53)	$60	$72	NA
Investment in Subsidiaries	(61)	(21)	(22)	(11)
Reconciliation to Adjusted EBITDA
Net income (loss)	$(231)	$(179)	$44	$106
Loss (gain) from discontinued operations, net of income taxes	25	43	(79)	(64)
Cumulative effect of change in accounting principles, net of income taxes	0	8	9	0
Gain (loss) from continuing operations before discontinued operations and change in accounting principles	$(206)	$(128)	$(27)	$42
Depreciation and amortization	78	77	72	69
Net interest on project debt	86	86	77	54
Net interest on recourse debt	47	44	40	40
Interest income	(8)	(2)	(3)	(2)
Income taxes	(6)	(0)	(13)	226
Minority interests	6	9	9	9
Change in unbilled service receivables	(2)	10	18	7
Non-cash compensation	0	0	0	0
Reorganization items	0	49	83	84
Gain of cancellation of pre-petition debt	0	0	0	(511)
Fresh start adjustments	0	0	0	215
Loss on sale of businesses	3	2	7	8
Write-downs of Assets Held for Use[1]	0	85	17	17
Write down of assets held for sale	187	0	0	0
Reclass of arena commitment write down	0	0	0	(14)
Total adjustments	$391	$360	$307	$201
Adjusted EBITDA[1]	$186	$233	$280	$242	22.8%

1.	“Assets held for use” includes charges relating to the following discrete events, each of which is related to a disposition of a non-core business in the Covanta bankruptcy or to entities that have declared bankruptcy or are being liquidated, and accordingly none are capable of recurrence:

•	During 2002, relating to impairment of the contract value on Covanta’s Bataan energy project in the Philippines, because a potential contract extension in 2004 was determined to be unlikely ($37.2 million). This contract was subsequently terminated in 2004 and the project’s assets are currently being sold for scrap.

	•	During 2002, relating to impairment of the contract value on Covanta’s Magellan energy project in the Philippines, because of material fuel price increases without corresponding increases in electricity tariffs ($41.7 million). This project subsequently filed for bankruptcy protection in the Philippines.

	•	During 2002, relating to impairment of the contract value on Covanta’s entertainment business in Ottawa, Canada which it disposed of as part of its bankruptcy in 2003 ($6.0 million).

	•	During 2003, relating to the disposition of Covanta’s entertainment business in Ottawa, Canada during the 4th quarter, 2003 ($17.0 million). Because this event occurred during the 4th quarter, 2003, this charge is reflected both in the 2003 column and the LTM 9/30/04 column.

2.	EBIT has not been reduced by minority interest or increased for equity income from unconsolidated subs.